Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
3683371 Canada, Inc.	Canada
Abreon, LLC	Delaware
Action Computer Supplies Limited (Dormant)	United Kingdom
Action Ltd. (Dormant)	United Kingdom
Bear Data Solutions HK Ltd (Dormant)	Hong Kong
Bear Data Solutions Pte Ltd (Dormant)	Singapore
Bear Data Solutions UK Ltd (Dormant)	United Kingdom
BlueMetal Architects, Inc.	Delaware
Caase Group BV	Netherlands
Caase Services BV	Netherlands
Calence, LLC	Delaware
Calence Physical Security Solutions, LLC	Arizona
Cardinal Solutions Group, Inc.	Ohio
Cardinal Solutions Group-Florida, LLC	Florida
Cardinal Solutions Group-Georgia, LLC	Georgia
Cardinal Solutions Group-North Carolina, LLC	North Carolina
Cardinal Solutions Group-Tennessee, LLC	Tennessee
Computers by Post Limited (Dormant)	United Kingdom
Datalink Holding LLC (Dormant)	California
Datalink Nevada LLC (Dormant)	Nevada
Docufile Limited (Dormant)	United Kingdom
DSI Data Systems International Limited (Dormant)	United Kingdom
En Pointe Technology Sales, LLC	Delaware
Fraser Associates Ltd (Dormant)	United Kingdom
Ignia Pty Ltd	Australia
Insight Australia Holdings Pty Ltd	Australia
Insight Canada Holdings, Inc.	Arizona
Insight Canada Inc.	Ontario
Insight Consulting Services, LLC	Arizona
Insight Data Technologies Ltd	Ireland
Insight Deutschland GmbH & Ko KG (Dormant)	Germany
Insight Development Corp Limited (Dormant)	United Kingdom
Insight Direct (GB) Limited (Dormant)	United Kingdom
Insight Direct (UK) Limited	United Kingdom
Insight Direct Canada, Inc.	Canada
Insight Direct Services Limited (Dormant)	United Kingdom
Insight Direct USA, Inc.	Illinois
Insight Direct Worldwide, Inc.	Arizona
Insight Enterprises Australia Pty Limited	Australia
Insight Enterprises BV	Netherlands
Insight Enterprises CV	Netherlands
Insight Enterprises UK, Ltd.	United Kingdom
Insight Enterprises Holdings BV	Netherlands
Insight Enterprises Hong Kong	Hong Kong
Insight Enterprises Netherlands BV	Netherlands
Insight Enterprises (NZ) Limited	New Zealand
Insight Enterprises (Shanghai) Co. Ltd	China
Insight Holding (Deutschland) GmbH (Dormant)	Germany
Insight Managed Services, S.L.	Spain
Insight Marketing GmbH (Dormant)	Germany

Insight Networking Solutions Ltd	United Kingdom
Insight North America, Inc.	Arizona
Insight Public Sector, Inc.	Illinois
Insight Receivables Holding, LLC	Illinois
Insight Receivables, LLC	Illinois
Insight Stadium Services, LLC (Dormant)	Arizona
Insight Technology Solutions AB	Sweden
Insight Technology Solutions AG	Switzerland
Insight Technology Solutions ApS	Denmark
Insight Technology Solutions BVBA (Dormant)	Belgium
Insight Technology Solutions GmbH	Austria
Insight Technology Solutions GmbH	Germany
Insight Technology Solutions, Inc.	Delaware
Insight Technology Solutions, Inc.	Belgium
Insight Technology Solutions NUF	Norway
Insight Technology Solutions Oy	Finland
Insight Technology Solutions Pte Ltd	Singapore
Insight Technology Solutions SAS	France
Insight Technology Solutions S.L.	Spain
Insight Technology Solutions SRL	Italy
Insight Technology Solutions s.r.o. (Dormant)	Czech Republic
Insight UK Acquisitions Limited (Dormant)	United Kingdom
M2 Marketplace, Inc.	Delaware
Minx Limited (Dormant)	United Kingdom
MV Sub, Inc. (Dormant)	Minnesota
OnSale Holdings, Inc.	Illinois
PC Wholesale Ltd (Dormant)	United Kingdom
PCM, Inc.	Delaware
PCM BPO, LLC	Delaware
PCM Logistics, LLC	Delaware
PCM Sales, LLC	Delaware
PCM Sales Canada, Inc.	Quebec
PCM Technology Solutions UK, Ltd	United Kingdom
PCMG, Inc.	Delaware
Pulse Building Limited (Dormant)	United Kingdom
Software Spectrum Holdings Limited (Dormant)	United Kingdom
Software Spectrum (UK) Limited (Dormant)	United Kingdom
Software Spectrum Services BV (Dormant)	Netherlands
SSI Britain Limited (Dormant)	United Kingdom
STI Acquisition (Dormant)	Minnesota